Exhibit 99.1
Wintrust Financial Corporation
727 North Bank Lane, Lake Forest, Illinois 60045
News Release

FOR IMMEDIATE RELEASE	August 4, 2006
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 615-4096
Website address: www.wintrust.com
WINTRUST FINANCIAL CORPORATION ANNOUNCES
REDEMPTION OF 9.0% TRUST PREFERRED SECURITIES OF
WINTRUST CAPITAL TRUST I
          LAKE FOREST, ILLINOIS — Wintrust Financial Corporation (“Wintrust” or the “Company”) (Nasdaq: WTFC) announced today that all 1,242,000 of the 9.0% Cumulative Trust Preferred Securities (the “Preferred Securities”) (Nasdaq: WTFCP) issued by Wintrust Capital Trust I (the “Trust”) will be redeemed on September 5, 2006 (the “Redemption Date”), at a redemption price for each Preferred Security equal to the $25.00 liquidation amount, plus any accrued and unpaid distributions to the Redemption Date. Distributions will cease to accrue on the Preferred Securities effective on the Redemption Date. In accordance with the Amended and Restated Trust Agreement governing the Preferred Securities, August 18, 2006 has been established as the record date for determining holders entitled to receive the redemption price.
          A notice of redemption will be mailed to holders of record of the Preferred Securities on or about August 4, 2006 by Wilmington Trust Company, which serves as Property Trustee for the Trust. Payment of the redemption price for the Preferred Securities will be made by Wilmington Trust Company, as paying agent.
          The redemption of the Preferred Securities is a result of the concurrent redemption by Wintrust of its 9.0% Subordinated Debentures due 2028, all of which are held by the Trust.
          As a result of this redemption, the Company expects to incur approximately $300,000 of expense in September 2006 reflecting the write-off of unamortized debt issuance costs.
ABOUT WINTRUST
Wintrust is a financial holding company headquartered in Lake Forest, Illinois, with total assets of $9.2 billion at June 30, 2006. Wintrust currently operates 15 community banks located in the greater Chicago and Milwaukee metropolitan areas that provide community-oriented, personal and commercial banking services primarily to individuals and small to mid-size business through 72 banking facilities. Each of Wintrust’s banks provides a full complement of commercial and consumer loan and deposit products and services. Wintrust provides wealth management services, including trust, asset management and brokerage services, to customers primarily located in the Midwest, as well as to customers of the Company’s banks. Wintrust also originates and purchases residential mortgage loans, many of which are sold into the secondary market. In addition, Wintrust is involved in specialty lending through operating subsidiaries and divisions of certain of the Company’s banks. Wintrust’s specialty lending niches include commercial insurance premium finance, accounts receivable financing and administrative services to the temporary staffing industry and indirect auto lending in which Wintrust purchases loans through Chicago-area automobile dealerships.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s projected growth, anticipated improvements in earnings, earnings per share and other financial performance measures, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial results of condition from expected developments or events, the Company’s business and growth strategies, including anticipated internal growth, plans to form additional de novo banks and to open new branch offices, and to pursue additional potential development or acquisitions of banks, wealth management entities or specialty finance businesses. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:
•	Competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services).

•	Changes in the interest rate environment, which may influence, among other things, the growth of loans and deposits, the quality of the Company’s loan portfolio, the pricing of loans and deposits and interest income.

•	The extent of defaults and losses on our loan portfolio.

•	Unexpected difficulties or unanticipated developments related to the Company’s strategy of de novo bank formations and openings. De novo banks typically require 13 to 24 months of operations before becoming profitable, due to the impact of organizational and overhead expenses, the startup phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding earning assets.

•	The ability of the Company to obtain liquidity and income from the sale of premium finance receivables in the future and the unique collection and delinquency risks associated with such loans.

•	Failure to identify and complete acquisitions in the future or unexpected difficulties or unanticipated developments related to the integration of acquired entities with the Company.

•	Legislative or regulatory changes or actions, or significant litigation involving the Company.

•	Changes in general economic conditions in the markets in which the Company operates.

•	The ability of the Company to receive dividends from its subsidiaries.

•	The loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank.

•	The ability of the Company to attract and retain senior management experienced in the banking and financial services industries.
The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this press release.

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